UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 1, 2017 (August 31, 2017)

E. I. du Pont de Nemours and Company

(Exact name of registrant as specified in its charter)

Delaware	1-815	51-0014090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

974 Centre Road

Wilmington, DE 19805

(Address of principal executive offices)(Zip Code)

(302) 774-1000

(Registrant’s telephone numbers, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth in Item 8.01 is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 8.01 is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 and Item 8.01 is incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant.

The information contained in Item 8.01 is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Immediately following the effective time of the Orion Merger (as defined in Item 8.01), all members of the board of directors of E. I. du Pont de Nemours and Company (the “Company”) were replaced by Edward D. Breen and Nicholas C. Fanandakis.

The executive officers of the Company as of immediately prior to the effective time of the Orion Merger continue to be the executive officers of the Company.

On August 31, 2017, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Breen pursuant to which Mr. Breen will, as of the effective time of the Mergers (as defined in Item 8.01), serve as the Chief Executive Officer of DowDuPont (as defined in Item 8.01). The Employment Agreement has a term of three years from August 31, 2017.

Pursuant to the Employment Agreement, Mr. Breen is entitled to an annual base salary of $1,930,800, a target annual cash bonus of 165% of base salary, future annual long-term incentive compensation grants with a grant date fair value for financial accounting purposes of $12,700,000 at target and, in respect of 2017, a long-term incentive grant in the form of nonqualified stock options with a grant date fair value for financial accounting purposes of $1,600,000. As soon as practicable following August 31, 2017, the Compensation Committee of DowDuPont will also establish a synergy incentive program with such terms as it shall determine in its discretion in which Mr. Breen will be a participant to incentivize the contemplated intended business separation transactions and achieve anticipated synergies in respect of the Mergers.

If Mr. Breen’s employment is terminated during the term of the Employment Agreement by the Company without Cause or by Mr. Breen for Good Reason (as those terms are defined in the Company’s Senior Executive Severance Plan (the “SESP”)), then subject to execution of a release of claims and compliance with any restrictive covenants that apply under the SESP, he will be entitled to the benefits provided under the SESP as presently in effect. Mr. Breen acknowledges and agrees that he will not have Good Reason under the SESP or the Employment Agreement solely by reason of changes in his status or duties to reflect consummation of the Mergers.

The foregoing summary of certain material Employment Agreement terms is qualified in its entirety by the terms of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Effective as of August 31, 2017, the Company entered into a transition letter agreement (the “Transition Agreement”) with Stacy L. Fox, the Company’s Senior Vice President and General Counsel. Pursuant to the Transition Agreement, upon consummation of the Mergers, Ms. Fox will serve as the General Counsel and Secretary of DowDuPont on an at-will basis with the same annual salary and target short- and long-term incentive opportunities, she will continue to participate in the SESP for three years following consummation of the Mergers on terms as presently in effect, and she will be eligible to participate in any synergy incentive plan with respect to the Mergers and intended business separations provided she remains continuously employed by the Company for the six-month period following consummation of the Mergers. The Company also agreed to reimburse her for reasonable attorney’s fees incurred in connection with the negotiation and documentation of the Transition Agreement.

The information set forth in Item 8.01 is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Orion Merger and pursuant to the Merger Agreement, on August 31, 2017, upon the effective time of the Orion Merger, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of the Company’s Fourth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01.	Other Events.

Effective August 31, 2017, the Company and The Dow Chemical Company (“Dow”) completed the previously announced merger of equals transaction contemplated by the Agreement and Plan of Merger dated as of December 11, 2015, as amended on March 31, 2017, (the “Merger Agreement”), by and among Dow, the Company, DowDuPont Inc. (f/k/a Diamond-Orion Holdco, Inc.) (“DowDuPont”), Diamond Merger Sub, Inc. (“Diamond Merger Sub”) and Orion Merger Sub, Inc. (“Orion Merger Sub”). Pursuant to the Merger Agreement, (i) Diamond Merger Sub was merged with and into Dow, with Dow surviving the merger as a subsidiary of DowDuPont (the “Diamond Merger”) and (ii) Orion Merger Sub was merged with and into the Company, with the Company surviving the merger as a subsidiary of DowDuPont (the “Orion Merger” and together with the Diamond Merger, the “Mergers”). Following the consummation of the Mergers, each of Dow and the Company became subsidiaries of DowDuPont.

Upon completion of the Diamond Merger, each share of common stock, par value $2.50 per share, of Dow (the “Dow Common Stock”) (excluding any shares of Dow Common Stock that were held in treasury immediately prior to the effective time of the Diamond Merger, which were automatically canceled and retired for no consideration) was converted into the right to receive one fully paid and non-assessable share of common stock, par value $0.01 per share, of DowDuPont (the “DowDuPont Common Stock”). Upon completion of the Orion Merger, (i) each share of common stock, par value $0.30 per share, of the Company (the “DuPont Common Stock”) (excluding any shares of DuPont Common Stock that were held in treasury immediately prior to the effective time of the Orion Merger, which were automatically canceled and retired for no consideration) was converted into the right to receive 1.2820 fully paid and non-assessable shares of DowDuPont Common Stock, in addition to cash in lieu of any fractional shares of DowDuPont Common Stock, and (ii) each share of DuPont Preferred Stock—$4.50 Series and DuPont Preferred Stock—$3.50 Series (collectively, the “DuPont Preferred Stock”) issued and outstanding immediately prior to the effective time of the Mergers remains issued and outstanding and was unaffected by the Mergers.

As provided in the Merger Agreement, at the effective time of the Mergers, (i) all options, deferred stock, performance deferred stock and other equity awards relating to shares of Dow Common Stock outstanding immediately prior to the effective time of the Mergers were generally automatically converted into options, deferred stock, performance deferred stock and other equity awards, respectively, relating to shares of DowDuPont Common Stock after giving effect to appropriate adjustments to reflect the Mergers and otherwise generally on the same terms and conditions as applied under the applicable plans and award agreements immediately prior to the effective time of the Mergers, and (ii) all options relating to shares of DuPont Common Stock that were outstanding immediately prior to the effective time of the Mergers were generally automatically converted into options relating to shares of DowDuPont Common Stock and all restricted stock units and performance based restricted stock units relating to shares of DuPont Common Stock that were outstanding immediately prior to the effective time of the Mergers were generally automatically converted into restricted stock units relating to shares of DowDuPont Common Stock, in each case, after giving effect to appropriate adjustments to reflect the Mergers and otherwise generally on the same terms and conditions as applied under the applicable plans and award agreements immediately prior to the effective time of the Mergers.

The issuance of shares of DowDuPont Common Stock in connection with the Mergers, as described above, was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S–4 (File No. 333-209869), filed by DowDuPont with the Securities and Exchange Commission (the “SEC”) and declared effective on June 9, 2016.

The description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibits 2.1 and 2.2 hereto and is incorporated herein by reference. This summary is not intended to modify or supplement any factual disclosures about the Company, Dow or DowDuPont, and should not be relied upon as disclosure about the Company, Dow or DowDuPont without consideration of any periodic and current reports and statements that the Company, Dow and DowDuPont may file with the SEC. The terms of the Merger Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Merger Agreement. In particular, the representations and warranties made by the parties to each other in the Merger Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact.

Prior to the Orion Merger, shares of DuPont Common Stock were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended and listed on the New York Stock Exchange (the “NYSE”). As a result of the Orion Merger, on August 31, 2017, the Company requested that the NYSE withdraw the shares of DuPont Common Stock from listing on the NYSE and file a Form 25 with the SEC to report that the shares of DuPont Common Stock are no longer listed on the NYSE. The shares of DuPont Common Stock were suspended from trading on the NYSE prior to the open of trading on September 1, 2017.

The DuPont Preferred Stock remains listed on the NYSE.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 11, 2015, by and among DowDuPont, Dow, the Company, Diamond Merger Sub and Orion Merger Sub (incorporated by reference to Annex A of the Company’s Registration Statement on Form S-4 initially filed with the SEC on March 1, 2016 (File No. 333-209869)).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of March 31, 2017, by and among DowDuPont, Dow, the Company, Diamond Merger Sub and Orion Merger Sub. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2017).

3.1	Fourth Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

10.1	Employment Agreement by and between the Company and Edward D. Breen, dated as of August 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

By:	/s/ Jeanmarie F. Desmond
Name:	Jeanmarie F. Desmond
Title:	Vice President and Controller

Date: September 1, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 11, 2015, by and among DowDuPont, Dow, the Company, Diamond Merger Sub and Orion Merger Sub (incorporated by reference to Annex A of the Company’s Registration Statement on Form S-4 initially filed with the SEC on March 1, 2016 (File No. 333-209869)).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of March 31, 2017, by and among DowDuPont, Dow, the Company, Diamond Merger Sub and Orion Merger Sub. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2017).

3.1	Fourth Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

10.1	Employment Agreement by and between the Company and Edward D. Breen, dated as of August 31, 2017.